UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES

EXCHANGE ACT OF 1934

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement (Supplement to Definitive Information Statement)

ATLAS PIPELINE HOLDINGS, L.P.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EXPLANATORY NOTE

Atlas Pipeline Holdings, L.P. (“AHD”) previously filed a definitive information statement, dated January 19, 2011, to inform AHD unitholders of the approval of the amendment and restatement of the limited partnership agreement of AHD and the adoption of a new long-term equity plan pursuant to the Transaction Agreement, dated as of November 8, 2010, by and among Atlas Energy, Inc. (“Atlas Energy”), Atlas Energy Resources, LLC, AHD and Atlas Pipeline Holdings GP, LLC, before they take place in accordance with Rule 14c-2 of the U.S. Securities Exchange Act of 1934, as amended. The following supplements the disclosure in the information statement. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUPPLEMENTAL DISCLOSURE

(1)	The table entitled “Pro Forma Condensed Consolidated Balance Sheet (Unaudited)” in the section of the information statement entitled “Unaudited Pro Forma Financial Information of AHD” is hereby replaced as follows:

ATLAS PIPELINE HOLDINGS, L.P. AND SUBSIDIARIES

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

SEPTEMBER 30, 2010

(in thousands)

	Historical	Asset Acquisition	Asset Acquisition Adjustments		Laurel Mountain Acquisition	Laurel Mountain Acquisition Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$215	$—	$69,768	(a)	$—	$397,775	(e)	$574,070
			(34,383	)(a)		(12,000	)(f)
			(30,000	)(b)
			(5,385	)(b)
			188,080	(b)
			97,732	(c)
			(74,156	)(d)
			(23,576	)(d)
Accounts receivable	59,421	26,812	—		—	—		86,233
Current portion of derivative asset	3,611	51,730	(51,730	)(c)	—	—		3,611
Current portion of derivative receivable from investment partnerships	—	55	(55	)(d)	—	—		—
Prepaid expenses and other	14,883	8,477	—		—	—		23,360

Total current assets	78,130	87,074	136,295		—	385,775		687,274
PROPERTY, PLANT AND EQUIPMENT, NET	1,339,730	510,488	—		—	—		1,850,218
INTANGIBLE ASSETS, NET	132,154	2,341	—		—	—		134,495
GOODWILL, NET	—	31,784	—		—	—		31,784
INVESTMENT IN JOINT VENTURE	135,765	—	—		(135,765)	—		—
LONG-TERM PORTION OF DERIVATIVE ASSET	—	55,288	(55,288	)(c)	—	—		—
LONG-TERM DERIVATIVE RECEIVABLE FROM INVESTMENT PARTNERSHIPS	—	5,481	(5,481	)(d)	—	—		—
OTHER ASSETS, NET	23,564	21,039	—		—	—		44,603

	$1,709,343	$713,495	$75,526		$(135,765)	$385,775		$2,748,374

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$34,589	$—	$69,768	(a)	$—	$—		$69,974
			(34,383	)(a)
Accounts payable — affiliates	10,708	—	—		—	—		10,708
Accounts payable	9,919	56,226	—		—	—		66,145
Liabilities associated with drilling contracts	—	95,189	—		—	—		95,189
Accrued producer liabilities	58,143	—	—		—	—		58,143
Current portion of derivative payable to investment partnerships	—	36,637	(36,637	)(d)	—	—		—
Current portion of derivative liability	1,511	245	(245)		—	—		1,511
Accrued interest payable	12,340	—	—		—	—		12,340
Accrued well drilling and completion costs	—	49,494	—		—	—		49,494
Accrued liabilities	32,516	11,814	—		—	—		44,330

Total current liabilities	159,726	249,605	(1,497)		—	—		407,834
LONG-TERM DEBT, LESS CURRENT PORTION	507,676	—	—		—	(12,000	)(f)	495,676
LONG-TERM PORTION OF DERIVATIVE PAYABLE TO INVESTMENT PARTNERSHIPS	—	43,055	(43,055	)(d)	—	—		—
LONG-TERM PORTION OF DERIVATIVE LIABILITY	5,770	9,041	(9,041	)(c)	—	—		5,770
OTHER LONG-TERM LIABILITIES	266	33,465	—		—	—		33,731

EQUITY:
Common limited partners’ interests	22,840	—	341,339	(b)	—	33,493	(e)	563,781
			(5,385	)(b)
			195,070	(b)
			(23,576	)(d)
Equity	—	378,329	(378,329	)(b)	(135,765)	135,765	(e)	—
Accumulated other comprehensive loss	(1,693)	—	—		—	—		(1,693)

	21,147	378,329	129,119		(135,765)	169,258		562,088
Non-controlling interests	(31,712)	—	—		—	—		(31,712)
Non-controlling interest in Atlas Pipeline Partners, L.P.	1,046,470	—	—		—	228,517	(e)	1,274,987

Total equity	1,035,905	378,329	129,119		(135,765)	397,775		1,805,363

	$1,709,343	$713,495	$75,526		$(135,765)	$385,775		$2,748,374

See accompanying notes to unaudited pro forma consolidated financial statements.

(2)	The notes to the unaudited pro forma financial statements in such section are amended as follows:

(i)	The second sentence of note (b) is hereby amended and restated to read as follows:

“In addition, the entry reflects an adjustment of $195.1 million to common limited partners’ interests for the remaining difference between the value of the aggregate consideration and the book value of the assets acquired and liabilities assumed due to the related-party relationship between the parties.”

(ii)	Note (d) is hereby amended and restated to read as follows:

“To reflect the payment of the $74.2 million of net proceeds attributable to third-party limited partners in the investment partnerships from the monetization of the derivative contracts associated with the transferred business, noted in (c) above, to the third-party limited partners of the investment partnerships, and the payment of $23.6 million of net proceeds to Atlas Energy pursuant to the transaction agreement.”

Safe Harbor for Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. AHD cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about AHD’s potential acquisition of an investment partnership business and other assets from Atlas Energy, the potential separation of AHD from Atlas Energy, the potential merger of Atlas Energy and a wholly owned subsidiary of Chevron Corporation or any related transactions, including Atlas Energy’s potential acquisition of an ownership interest in Laurel Mountain Midstream, LLC from Atlas Pipeline Partners, L.P. (“APL”), future financial and operating results, resource potential and AHD’s plans, objectives, expectations and intentions and other statements that are not historical facts. Although AHD believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will be attained or that the transactions will be completed, and it is possible that our actual circumstances and results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. The completion of and benefits from the transactions are subject to certain risks and uncertainties, including whether the merger agreement will be adopted by Atlas Energy’s stockholders for the Chevron acquisition (which is a condition to AHD’s acquisition of assets from Atlas Energy and the separation of AHD from Atlas Energy), whether the other conditions to the completion of the Atlas Energy-AHD transactions will be satisfied and other risk factors relating to AHD’s business and its industry as detailed from time to time in AHD’s reports filed with the U.S. Securities and Exchange Commission. AHD undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is directed to AHD’s filings with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, reports on Form 8-K and its annual reports on Form 10-K, for a discussion of such risks and uncertainties.

Important Additional Information About this Transaction

AHD has filed an information statement with the U.S. Securities and Exchange Commission in connection with an amendment to the limited partnership agreement of AHD and the adoption of a new long-term equity plan, which amendment and adoption will be effective upon completion of AHD’s acquisition of Atlas Energy’s investment partnership business and certain other assets and the separation of AHD from Atlas Energy. AHD unitholders may obtain a free copy of the information statement, as well as other filings containing information about AHD, without charge, at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the information statement and other filings containing information about AHD and the potential transactions can be obtained, without charge, by directing a request to Atlas Pipeline Holdings, L.P. Attention: Investor Relations, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, by telephone at (215) 546-5005 or at AHD’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=197317&p=irol-irhome.

AHD’s transaction with Atlas Energy is conditioned upon the satisfaction or waiver of the conditions in the merger agreement between Chevron Corporation and Atlas Energy. Atlas Energy has filed a definitive proxy statement/information statement with the U.S. Securities and Exchange Commission in connection with the potential merger of Atlas Energy and a wholly owned subsidiary of Chevron Corporation. If you are a stockholder of Atlas Energy, you are urged to read the definitive proxy statement/information statement, because it contains important information. Atlas Energy stockholders may obtain a free copy of the definitive proxy statement/information statement, as well as other filings containing information about Atlas Energy and the merger without charge at the U.S. Securities and Exchange Commission’s Internet site (www.sec.gov). In addition, copies of the definitive proxy statement/information statement and other filings containing information about Atlas Energy and the potential merger can be obtained, without charge, by directing a request to Atlas Energy, Attention: Investor Relations, Westpointe Corporate Center One, 1550 Coraopolis Heights Road, 2nd Floor, Moon Township, PA 15108, by telephone at (412) 262-2830 or on Atlas Energy’s Internet site at www.atlasenergy.com.

Atlas Energy and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the potential merger. In addition, because Atlas Energy controls the general partnership interest in AHD, which itself controls the general partnership interest in APL, directors and executive officers and other members of management and employees of AHD, APL and their respective general partner may be deemed to be participants in the solicitation of proxies from Atlas Energy stockholders in respect of the potential merger. You can find information about Atlas Energy’s executive officers and directors in Atlas Energy’s definitive annual proxy statement filed with the SEC on April 13, 2010, information about the executive officers and directors of the general partner of AHD in the annual report on Form 10-K for AHD filed with the SEC on March 5, 2010, and information about the executive officers and directors of the general partner of APL in the annual report on Form 10-K for APL filed with the SEC on March 5, 2010. Additional information regarding the interests of such potential participants is included in the proxy statement/information statement in connection with the proposed merger and the other relevant documents filed with the SEC. You can obtain free copies of Atlas Energy’s annual proxy statement and Atlas Energy’s definitive proxy statement/information statement in connection with the merger by contacting Atlas Energy’s investor relations department. You can obtain free copies of AHD’s annual report and APL’s annual report by contacting the investor relations department of AHD and APL, respectively.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.